UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

GigCapital5, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200 Palo Alto, CA 94303		94303
(650) 276-7040		(Zip Code)

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one redeemable warrant	GIA.U	New York Stock Exchange
Common stock, $0.0001 par value	GIA	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	GIA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed by GigCapital5, Inc. (the “Company”) in its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2021 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on September 28, 2021, including the issuance of 3,000,000 Units as a result of the underwriters’ exercise in full of their over-allotment option, resulting in the issuance of an aggregate of 23,000,000 units (the “Public Units”). Each Public Unit consists of one share of the Company’s common stock (a “Public Share”), $0.0001 par value (“Common Stock”), and one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $230,000,000. Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 795,000 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, with GigAcquisitions5, LLC, a Delaware limited liability company (the “Sponsor, pursuant to the Unit Purchase Agreement identified above (the “Unit Purchase Agreement”). The Private Placement generated aggregate gross proceeds of $7,950,000. The Private Placement Units are identical to the Public Units.

A total of $232,300,000, consisting of the entirety of the proceeds received by the Company after deduction for commissions from the IPO, and a portion of the proceeds from the sale of the Private Units, (which amount includes $9,200,000 of deferred underwriting commissions), were placed in a segregated trust account located in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of 100% of the outstanding public shares if the Company has not completed its initial business combination in the required time period, and (iii) the redemption of the Company’s public shares properly tendered in connection with the approval of any amendment to the Company’s Amended and Restated Certificate of Incorporation governing our pre-initial business combination activity and related stockholders’ rights.

An audited balance sheet as of September 29, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Audited Balance Sheet of GigCapital5, Inc. as of September 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL5, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer of the GigCapital5, Inc. Board (Principal Executive Officer)

Date: October 5, 2021